EXHIBIT 99.6
REVOCABLE PROXY
COMPEX TECHNOLOGIES, INC.
SPECIAL MEETING OF THE SHAREHOLDERS
FEBRUARY 23, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned, having received the Notice of the Special Meeting of Shareholders and Joint Proxy/Prospectus dated January 19, 2006, revoking any proxy previously given, hereby appoints Dan W. Gladney and Scott P. Youngstrom, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated, all shares of common stock of Compex Technologies, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders of Compex Technologies, Inc. to be held at 10:00 a.m., Central Time, on Thursday, February 23, 2006, at the offices of Dorsey & Whitney LLP, 50 South Fifth Street, 15th Floor, Minneapolis, Minnesota 55402, and at any adjournments thereof.
     This proxy when properly executed will be voted in the manner you have directed. If you do not specify any directions, this proxy will be voted for Proposals One and Two and in accordance with Messrs. Gladney and Youngstrom discretion on such other matters that may properly come before the meeting to the extent permitted by law.

	FOR	AGAINST	ABSTAIN
1. Approval of the Agreement and Plan of Merger dated as of November 11, 2005	☐	☐	☐

2. In the discretion of the Compex Board of Directors or Chairman, to adjourn or postpone the special meeting if necessary for further solicitation of proxies	☐	☐	☐

3. In the above named proxy’s discretion, to act upon such other business as may properly come before the Special Meeting	☐	☐	☐

PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. If shares are held jointly, each holder may sign but only one signature is required. When signing as attorney, executor, administrator, trustee or guardian, please give your title as such.

SIGNATURE(S)

DATE

IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE YOUR CARD AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.